Exhibit 99.1

JILIN CHUANGYUAN CHEMICAL CO., LTD

Audited Financial Statements

December 31, 2020 and 2019

To:	The Board of Directors and Stockholders of
Jilin Chuangyuan Chemical Co., Ltd.

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Jilin Chuangyuan Chemical Co., Ltd. (the “Company”) as of December 31, 2020 and 2019, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company had incurred substantial losses during the year, and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

March 23, 2021

We have served as the Company’s auditor since 2020.

JILIN CHUANGYUAN CHEMICAL CO., LTD

Audited Balance Sheets

As of December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019
Assets
Current assets
Cash and cash equivalents	$95,237	$8,633
Note receivable	14,542	-
Accounts receivable, net	854,332	713,399
Accounts receivable - related party	-	378,008
Other receivables - third party	123,969	143,959
Other receivables - related party	212,594	1,016,427
Inventories, net	581,569	631,501
Advances to suppliers	388,349	314,179
Total current assets	2,270,593	3,206,106

Non-current assets
Property, plant and equipment, net	11,109,220	11,091,759
Intangible assets, net	2,149,910	2,059,145
Deferred tax asset	415,154	76,982
Total Non-Current Assets	13,674,284	13,227,885

Total Assets	$15,944,877	$16,433,991

Liabilities and Stockholders’ Equity
Current liabilities
Short-term loan	3,826,934	-
Accounts payable	575,495	1,358,697
Accounts payable - related party	-	135,947
Advance from customer	291,655	29,177
Other payables and accrued liabilities	2,722,428	686,130
Other payables - related party	765,387	5,856,224
Taxes payable	1,073	11,753
Deferred income	73,477	84,573
Total current liabilities	8,256,449	8,162,500

Long-term loan	1,162,355	1,225,024
Total Non-Current Liabilities	1,162,355	1,225,024

Total Liabilities	9,418,804	9,387,524

Stockholders’ Equity
Paid-in capital	9,280,493	9,280,493
Accumulated deficit	(2,129,776)	(1,184,062)
Accumulated other comprehensive loss	(624,645)	(1,049,964)
Total Stockholders’ Equity	6,526,073	7,046,467

Total Liabilities and Stockholders’ Equity	$15,944,877	$16,433,991

See Accompanying Notes to the Financial Statements

JILIN CHUANGYUAN CHEMICAL CO., LTD

Audited Statements of Operations and Comprehensive Loss

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019

Revenue:
Revenue-third party	$5,535,541	$9,452,944
Revenue-related party	-	2,001,515
Total revenues	5,535,541	11,454,459

Cost of revenue	5,607,000	10,581,283

Gross profit	(71,459)	873,176

Operation expense:
Selling expense	622,856	736,909
General and administrative	618,272	650,562
Impairment loss of Equipment	225,048	28,999
Total operating expenses	1,466,177	1,416,470

Loss from operations	(1,537,636)	(543,294)

Other income (expenses)
Interest expense	(73,470)	(40,095)
Other income	350,154	271,913
Total other income	276,684	231,818

Loss before income taxes	(1,260,951)	(311,476)

Provision for income taxes	(315,238)	(77,869)

Net loss	$(945,714)	$(233,607)

Other comprehensive income/(loss)
Foreign currency translation adjustment	425,319	(102,958)

Total comprehensive loss	$(520,394)	$(336,565)

See Accompanying Notes to the Financial Statements

JILIN CHUANGYUAN CHEMICAL CO., LTD

Audited Statements of Stockholders’ Equity

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	Paid in Capital	Retain Earnings	Accumulated Other Comprehensive Loss	Total
Balance, January 1, 2019	$9,280,493	$(950,456)	$(947,006)	$7,383,032
Net loss	-	(233,607)	-	(233,607)
Foreign currency translation adjustment	-	-	(102,958)	(102,958)
Balance, December 31, 2019	9,280,493	(1,184,062)	(1,049,964)	7,046,467

Balance, January 1, 2020	9,280,493	(1,184,062)	(1,049,964)	7,046,467
Net loss	-	(945,714)	-	(945,714)
Foreign currency translation adjustment	-	-	425,319	425,319
Balance, December 31, 2020	$9,280,493	$(2,129,776)	$(624,645)	$6,526,073

See Accompanying Notes to the Financial Statements

JILIN CHUANGYUAN CHEMICAL CO., LTD

Audited Statements of Cash Flows

For the years ended December 31, 2020 and 2019

(Stated in US Dollars)

	2020	2019
Cash flows from operating activities:
Net loss	$(945,714)	$(233,607)
Adjustments to reconcile net loss to cash (used in) provided by operating activities:
Depreciation	767,887	783,872
Amortization	46,439	49,263
Deferred tax asset	(315,238)	(77,869)
Allowance for doubtful accounts	76,031	47,231
Impairment of Property, Plant and Equipment	225,048	28,999
Loss on disposal of fixed assets	27,768	99,688

Change in operating assets and liabilities:
Note receivables	(13,769)	-
Accounts receivable	(87,575)	(223,254)
Accounts receivable-related party	382,205	1,644,032
Inventory	87,874	410,785
Advances to suppliers	(50,027)	(75,085)
Other receivables	28,181	(80,412)
Other receivables-Related party	826,425	570,998
Accounts payables	(828,894)	769,197
Accounts payables-Related party	(137,456)	137,514
Advance from customer	246,642	(188,108)
Other payables and accruals	1,883,889	(243,167)
Other payables and accruals-related party	(5,212,503)	1,790,496
Taxes payable	(10,867)	74,129
Net cash (used in) provided by operating activities	(3,003,656)	5,284,700

Cash flows from investing activities:
Purchase of plant and equipment and construction in progress	(296,411)	(1,532,175)
Net cash used in investing activities	(296,411)	(1,532,175)

Cash flows from financing activities:
(Payments of) proceeds from third party loan	(138,088)	1,239,145
Proceeds from (payments of) short-term loan - bank	3,623,398	(5,122,549)
Net cash provided by (used in) financing activities	3,485,310	(3,883,404)

Effect of foreign currency translation on cash and cash equivalents	(98,638)	(75,152)

Net increase/(decrease) of cash and cash equivalents	86,605	(206,030)

Cash and restricted cash - beginning of year	8,633	214,663

Cash and restricted cash - end of year	$95,237	$8,633
Supplementary cash flow information:
Interest paid	$73,885	$40,378

See Accompanying Notes to the Financial Statements

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 1 — ORGANIZATION AND BUSINESS DESCRIPTION

Jilin Chuangyuan Chemical Co., Ltd (“Jilin” or “the Company”) was incorporated under the laws of the People’s Republic of China (“China” or “PRC”) on January 8, 2013. The Company is engaged in producing industrial formaldehyde solution, urea-formaldehyde pre-condensate (UFC), methylal, and urea-formaldehyde glue for environment-friendly artificial board chemicals in PRC.

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying financial statements have been prepared on a going-concern basis. The going-concern basis assumes that assets will be realized and liabilities will be settled in the ordinary course of business in the amounts disclosed in the financial statements. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. For the years ended December 31, 2020 and 2019, the Company incurred substantial losses of $945,714 and $233,607, respectively. As of December 31, 2020, the Company had a working capital deficit of approximately $5,985,856. These conditions raise substantial doubt as to whether the Company may continue as a going concern.

The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management’s plan for the Company’s continued existence is dependent upon management’s ability to execute the business plan, develop the plan to generate profit; additionally, management may need to continue to rely on certain related parties to provide funding for investment, for working capital and general corporate purposes. If management is unable to execute its plan, the Company may become insolvent.

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance with generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Uses of estimates

In preparing the consolidated financial statements in conformity with US GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the financial statements. Significant estimates required to be made by management include, but are not limited to, provision for doubtful accounts, the valuation of inventories, useful lives of property, plant, and equipment and intangible assets, the recoverability of long-lived assets, valuation of accounts receivables, revenue recognition and deferred revenue, valuation of prepayments and other assets and realization of deferred tax assets. Actual results could differ from those estimates.

Cash

Cash comprises cash at banks and on hand, which includes deposits with original maturities of three months or less with commercial banks in PRC. Cash denominated in RMB with a U.S. dollar equivalent of $95,237 and 8,633 as of December 31, 2020, and 2019, respectively, were held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. Also, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness.

Notes Receivable

Notes receivable represent commercial notes due from various customers where the customers’ banks have guaranteed the payments. The notes are noninterest-bearing and normally paid within three to six months. The Company can submit requests for payments to the customer’s banks earlier than the scheduled payments date but will incur an interest charge and a processing fee.

Accounts Receivables

Account receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when the collection of the full amount is no longer probable. Bad debts are written off against allowances.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Inventories, net

Inventories are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the weighted average method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Advances to Suppliers

The Company makes advance payments to suppliers. Upon raw materials is provided by suppliers, the applicable amount is reclassified from advances and prepayments to cost of revenue.

Property, Plant and Equipment, net

Property and equipment are recorded at cost less accumulated depreciation and impairment losses. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows, taking into account the assets’ estimated residual value:

Useful life
Buildings	20 years
Production equipment	10 years
Office equipment, fixtures, and furniture	5 years
Electronic equipment	3 years
Automobile	4 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss are included in the Company’s results of operations.

Construction-in-progress represents contractor and labor costs, design fees, and inspection fees in connection with the construction of the Company’s production line, factory construction, fire safety equipment installation, and plant improvement. No depreciation is provided for construction-in-progress until it is completed and placed into service.

Intangible Assets

Intangible assets consist primarily of land use rights acquired and software purchased which are stated at cost less accumulated amortization and impairment if any. Intangible assets are amortized using the straight-line method over the estimated useful lives, which are generally 5 years for software and 50 years for land use rights. The estimated useful lives of amortized intangible assets are reassessed if circumstances occur that indicate the original estimated useful lives have changed.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Impairment of Long-lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying amount may not be fully recoverable or that the useful life is shorter than the Company had originally estimated. When these events occur, the Company evaluates the impairment by comparing the carrying value of the assets to an estimate of future undiscounted cash flows expected to be generated from the use of the assets and their eventual disposition. If the sum of the expected future undiscounted cash flows is less than the carrying value of the assets, the Company recognizes an impairment loss based on the excess of the carrying value of the assets over the fair value of the assets. For the years ended December 31, 2020 and 2019, an impairment of $225,048 and $28,999, respectively were recorded for Property, Plant and Equipment.

Financial Instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

●	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

●	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

●	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Revenue recognition

The Company adopted ASC 606 “Revenue Recognition,” and recognizes revenue when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company derives its revenues from sales of industrial formaldehyde solution, urea-formaldehyde pre-condensate (UFC), methylal, and urea-formaldehyde glue for environment-friendly artificial board chemicals. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

●	identify the contract with a customer;

●	identify the performance obligations in the contract;

●	determine the transaction price;

●	allocate the transaction price to performance obligations in the contract; and

●	recognize revenue as the performance obligation is satisfied.

The Company enters into contracts to sell the Company’s formaldehyde related products to its customers. The transaction price is based on the fixed contractual price with the customers. Billings to the customers for the sale of products occur at the time the products are transferred to the customers. Product sale contracts typically include a single performance obligation. The Company recognizes revenues at the time the product is delivered to the customers and when the performance obligation has met.

The Company generally provides a limited warranty for its product sales. The chemical products’ warranty period is typically 30 days upon delivery following PRC national warranty standard. The Company determines that such a product warranty is not a separate performance obligation because the nature of warranty is to assure that a product will function as expected and following the customers’ specifications and the Company has not sold the warranty separately. The Company has not incurred a material warranty expense on any contract, therefore, the Company does not believe an accrual for warranty cost is necessary for the years ended December 31, 2020, and 2019. However, as a policy, provisions for warranty liability will be made during the period in which a provision for warranty liability becomes probable and can be reasonably estimated.

Contract liabilities

Contract liabilities are presented as advances from customers on the balance sheet. Contract liabilities relate to payments received in advance of completion of performance obligations under a contract. Contract liabilities are recognized as revenue upon the completion of performance obligations.

Value-added tax (“VAT”)

Revenue represents the invoiced value of goods and services, net of VAT. The VAT is based on the gross sales price and VAT rates range from 6% and up to 17% before May 2018, up to 16% starting from May 2018, and up to 13% starting from April 2019, depending on the type of products sold or service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in PRC remain subject to examination by the tax authorities for five years from the date of filing.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for the recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the period. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	December 31,	December 31,
	2020	2019
Period-end RMB: US$ exchange rate	6.5326	6.9762
Period average RMB: US$ exchange rate	6.8996	6.8967

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842). This update will require the recognition of a right-of-use asset and a corresponding lease liability, initially measured at the present value of the lease payments, for all leases with terms longer than 12 months. For operating leases, the asset and liability will be expensed over the lease term on a straight-line basis, with all cash flows included in the operating section of the statement of cash flows. For finance leases, interest on the lease liability will be recognized separately from the amortization of the right-of-use asset in the statement of comprehensive income and the repayment of the principal portion of the lease liability will be classified as a financing activity while the interest component will be included in the operating section of the statement of cash flows. ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018, and requires a modified retrospective approach to adoption. Early adoption is permitted. In September 2017, the FASB issued ASU No. 2017-13, which to clarify effective dates that public business entities and other entities were required to adopt ASC Topic 842 for annual reporting. A public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting ASC Topic 842 for annual reporting periods beginning after December 15, 2019, and interim reporting periods within annual reporting periods beginning after December 15, 2020. ASU No. 2017-13 also amended that all components of a leveraged lease be recalculated from the inception of the lease based on the revised after-tax cash flows arising from the change in the tax law, including revised tax rates. The difference between the amounts originally recorded and the recalculated amounts must be included in the income of the year in which the tax law is enacted. In November 2019, the FASB issued ASU No. 2019-10, by which to defer the effective date for all other entities by an additional year. In June 2020, the FASB issued ASU No. 2020-05, “Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842) Effective Dates for Certain Entities” (“ASU 2020-05”) in response to the ongoing impacts to businesses in response to the coronavirus (COVID-19) pandemic. ASU 2020-05 provides a limited deferral of the effective dates for implementing previously issued ASU 606 and ASU 842 to give some relief to businesses and the difficulties they are facing during the pandemic. ASU 2020-05 affects entities in the “all other” category and public Not-For-Profit entities that have not gone into effect yet regarding ASU 2016-02, Leases (Topic 842). Entities in the “all other” category may defer to fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of the adoption of ASU 2016-02 on its financial statements and related disclosures.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (continued)

In June 2016, the FASB amended guidance related to the impairment of financial instruments as part of ASU2016-13 Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which will be effective January 1, 2020. The guidance replaces the incurred loss impairment methodology with an expected credit loss model for which a company recognizes an allowance based on the estimate of expected credit loss. In November 2018, the FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, Financial Instruments - Credit Losses, which clarified that receivables from operating leases are not within the scope of Topic 326 and instead, impairment of receivables arising from operating leases should be accounted for following Topic 842. On May 15, 2019, the FASB issued ASU 2019-05, which provides transition relief for entities adopting the Board’s credit losses standard, ASU 2016-13. Specifically, ASU 2019-05 amends ASU 2016-13 to allow companies to irrevocably elect, upon adoption of ASU 2016-13, the fair value option for financial instruments that (1) were previously recorded at amortized cost and (2) are within the scope of the credit losses guidance in ASC 326-20, (3) are eligible for the fair value option under ASC 825-10, and (4) are not held-to-maturity debt securities. For entities that have adopted ASU 2016-13, the amendments in ASU 2019-05 are effective for fiscal years beginning after December 15, 2019, including interim periods therein. An entity may early adopt the ASU in any interim period after its issuance if the entity has adopted ASU 2016-13. For all other entities, the effective date will be the same as the effective date of ASU 2016-13. In November 2019, the FASB issued ASU 2019-11, “Codification Improvements to Topic 326, Financial Instruments – Credit Losses.” ASU 2019-11 is an accounting pronouncement that amends ASU 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” The ASU 2019-11 amendment provides clarity and improves the codification to ASU 2016-03. The pronouncement would be effective concurrently with the adoption of ASU 2016-03. The pronouncement is effective for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. In February 2020, the FASB issued ASU No. 2020-02, which provides clarifying guidance and minor updates to ASU No. 2016-13 – Financial Instruments – Credit Loss (Topic 326) (“ASU 2016-13”) and related to ASU No. 2016-02 - Leases (Topic 842). ASU 2020-02 amends the effective date of ASU 2016-13, such that ASU 2016-13 and its amendments will be effective for the Company for interim and annual periods in fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of this ASU on its financial statements.

On June 20, 2018, the FASB issued ASU No. 2018-07, Compensation-Stock Compensation (Topic 718) - Improvements to Nonemployee Share-Based Payment Accounting, which aligns the accounting for share-based payment awards issued to employees and nonemployees. Under ASU No. 2018-07, the existing employee guidance will apply to nonemployee share-based transactions (as long as the transaction is not effectively a form of financing), except specific guidance related to the attribution of compensation cost. The cost of nonemployee awards will continue to be recorded as if the grantor had paid cash for the goods or services. Besides, the contractual term will be able to be used instead of an expected term in the option-pricing model for nonemployee awards. The new standard is effective for us on January 1, 2019. Early adoption is permitted, including in interim periods, and should be applied to all new awards granted after the date of adoption. The Company does not expect this guidance will have a material impact on its financial statements.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Recent Accounting Pronouncements (continued)

In August 2018, the FASB Accounting Standards Board issued ASU No. 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement” (“ASU 2018-13”). ASU 2018-13 modifies the disclosure requirements on fair value measurements. ASU 2018-13 is effective for public entities for fiscal years beginning after December 15, 2019, with early adoption permitted for any removed or modified disclosures. The removed and modified disclosures will be adopted on a retrospective basis and the new disclosures will be adopted on a prospective basis. The Company does not expect this guidance will have a material impact on its financial statements.

In January 2020, the FASB issued ASU 2020-01, Investments - Equity Securities (Topic 321), Investments - Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) (“ASU 2020-01”), which is intended to clarify the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting in Topic 323 and the accounting for certain forward contracts and purchased options accounted for under Topic 815. ASU 2020-01 is effective for the Company beginning January 1, 2021. The Group is currently evaluating the effect of adopting this ASU on its financial statements.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s balance sheets, statements of income and comprehensive income and statements of cash flows.

Note 3 – ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following:

	December 31,	December 31,
	2020	2019

Accounts receivable	$934,634	$760,091
Less: allowance for doubtful accounts	(80,302)	(46,693)
Accounts receivable, net	$854,332	$713,399

Allowance for doubtful accounts movement:

	December 31,	December 31,
	2020	2019

Beginning balance	$46,693	$31,452
Provision	30,439	15,690
Exchange rate effect	3,170	(450)
Ending balance	$80,302	$46,693

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 3 – ACCOUNTS RECEIVABLE

During the year ended December 31, 2020, the Company recorded a provision of $30,439 of allowance for doubtful accounts. Foreign currency translation effect amounted to $3,170. Balance of allowance for doubtful accounts amounted to $80,302 as of December 31, 2020.

During the year ended December 31, 2019, the Company recorded a provision of $15,690 of allowance for doubtful accounts. Foreign currency translation effect amounted to $450. Balance of allowance for doubtful accounts amounted to $46,693 as of December 31, 2019.There are no write-off from allowance for doubtful accounts during the years ended December 31, 2020 and 2019.

Note 4 — INVENTORY

Inventories consisted of the following:

	December 31,	December 31,
	2020	2019

Materials	$490,900	$622,548
Finished goods	89,683	8,030
Low value consumables	986	923
Less: allowance for doubtful accounts	-	-
Total	$581,569	$631,501

There is no allowance for doubtful accounts and write-off from the allowance for inventory reserve during the years ended December 31, 2020, and 2019.

Note 5 —ADVANCES TO SUPPLIERS

The advances to suppliers balance of $388,349 and $314,179 as of December 31, 2020 and December 31, 2019, respectively, mainly represents the advanced payment to the suppliers for raw materials.

Note 6 — PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, net, consist of the following:

	December 31,	December 31,
	2020	2019
Buildings	$7,911,303	$7,420,758
Production equipment	6,146,932	5,730,004
Office equipment, fixtures and furniture	205,558	188,391
Transportation equipment	1,122,370	1,106,414
Construction in progress	2,118,830	1,653,281
Subtotal	17,504,993	16,098,849
Less: accumulated depreciation and amortization	(5,586,371)	(4,471,728)
Less: impairment	(809,402)	(535,362)
Property, plant and equipment, net	$11,109,220	$11,091,759

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 6 — PROPERTY, PLANT AND EQUIPMENT

Depreciation expense for the years ended December 31, 2020, and 2019 amounted to $767,887 and $783,872, respectively. For the years ended December 31, 2020 and 2019, an impairment of $225,048 and $28,999, respectively were recorded for production equipment.

Note 7 — INTANGIBLE ASSETS

Intangible assets, net, consist of the following:

	December 31,	December 31,
	2020	2019
Software purchased	$14,803	$13,861
Land use rights	2,452,369	2,296,444
Subtotal	2,467,171	2,310,305
Less: accumulated amortization	(317,261)	(251,161)
Intangible assets, net	$2,149,910	$2,059,145

The amortization expenses were $46,439 and $49,262 for the years ended December 31, 2020 and 2019, respectively.

Note 8 — RELATED PARTIES BALANCES AND TRANSACTIONS

As of December 31, 2020 and 2019, the outstanding balance due from the related party was $212,594 and $1,394,435, respectively.

a. Accounts receivable – related party:

Name of related party	Relationship	31-Dec-20	31-Dec-19
Jilin Forest Industry Sanchazi Particleboard Co., Ltd	Significantly influenced	-	378,008

b. Other receivables – related parties:

Other receivables - related parties are those non-trade receivables arising from transactions between the Company and certain related parties, such as loans to these related parties. These loans are unsecured, non-interest bearing, and due on demand.

Name of related party	Relationship	31-Dec-20	31-Dec-19
Meihekou Chuangyuan Chemical Co., Ltd.	Significantly influenced	212,594	478,599
Fund raising - labor union of wood based panel group	Significantly influenced	-	537,829

As of December 31, 2020 and 2019, the outstanding balance due to the related party was $765,387 and $5,992,171, respectively.

c. Account payables – related parties:

Name of related party	Relationship	31-Dec-20	31-Dec-19
Jilin Forest Industry Co., Ltd. Tonghua Adhesive Branch	Significantly influenced	-	135,947

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 8 — RELATED PARTIES BALANCES AND TRANSACTIONS

d. Other payables – related parties:

Other payables – related parties are those non-trade payables arising from transactions between the Company and certain related parties, such as advanced made by the related party on behalf of the Company. This advance is unsecured and non-interest bearing, and due on demand.

Name of related party	Relationship	31-Dec-20	31-Dec-19
Jilin Forest Workers’ Plate Group Co., Ltd.	Significantly influenced	-	1,933,721
Jilin Forest Industry Co., Ltd.	Significantly influenced	-	1,456,977
Ms.Yan Yan	Legal representative’s spouse	765,387	2,465,526

Note 9 — BANK LOAN

Outstanding balances on short-term bank loans consisted of the following:

Lender	Maturities	Interest rate	31-Dec-20	31-Dec-19
Rural Credit Cooperatives of Jilin Province	Due in November 2021	7.83%	3,826,934	-

Buildings and land use rights in the amount of $10,178,520 are used as collateral. The short term bank loan which is denominated in Renminbi, was primarily obtained for general working capital.

Note 10 — LONG-TERM LOAN

On September 19, 2019, the Company entered into an unsecured loan agreement with an individual in the amount of $1,239,145 with a due date of September 18, 2024 for expansion of production and operation. The loan carried an annualized interest rate of 6.96%. The Company has repaid principal in the amount of $62,669 and $14,121 during the year ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, the outstanding amount of the loan payable was $1,162,355 and $1,225,024, respectively. As of December 31, 2020 and 2019, the Company recognized interest expenses of $73,885 and $40,378, respectively.

Note 11 — TAXES

Corporate Income Taxes (“CIT”)

PRC-Under the Enterprise Income Tax (“EIT”) Law of PRC, domestic enterprises and Foreign Investment Enterprises (the “FIE”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays, and even tax exemption may be granted on a case-by-case basis. The Company is subject to an income tax rate of 25%. Due to continuous losses incurred for the years ended December 31, 2020, and 2019, the Company had nil income tax payable.

a.	The following table reconciles PRC statutory rates to the Company’s effective tax rate:

	December 31,	December 31,
	2020	2019
Loss attributed to PRC operations	$(1,260,951)	$(311,476)
Loss before tax	(1,260,951)	(311,476)

PRC Statutory Tax at 25% Rate	(315,238)	(77,869)
Effect of tax exemption granted	-	-
Income tax	$(315,238)	$(77,869)

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 11 — TAXES

b.	The following table summarizes deferred tax assets resulting from differences between financial accounting basis and tax basis of assets and liabilities:

	December 31,	December 31,
	2020	2019
Deferred tax assets:	$415,154	$76,982
Valuation allowance	-	-
Total	$415,154	$76,982

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the Company’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. According to Chinese tax regulations, net operating losses can be carried forward to offset taxable income for the next five years .The balance of deferred tax assets amounted to $415,154 and $76,982 as of December 31, 2020 and December 31, 2019.

Note 12 — CONCENTRATIONS

a. Customers concentrations:

For the year ended December 31, 2020, one customer accounted for 15% of the Company’s total revenues. For the year ended December 31, 2019, three customers accounted for 17%, 12%, and 10% of the Company’s total revenues. As of December 31, 2020, two customers accounted for 49% and 13% of the Company’s total accounts receivables, respectively. As of December 31, 2019, three customers accounted for 40%, 19%, and 17% of the Company’s total accounts receivables , respectively.

b. Suppliers concentrations:

For the year ended December 31, 2020, four suppliers accounted for 32%, 26%, 21%, and 13% of the Company’s total purchases, respectively. For the year ended December 31, 2019, four suppliers accounted for 24%, 21%, 14%, and 13% of the Company’s total purchases, respectively. As of December 31, 2020, two suppliers accounted for 31% and 17% of the Company’s total accounts payable, respectively. As of December 31, 2019, two suppliers accounted for 54% and 10% of the Company’s total accounts payable, respectively.

JILIN CHUANGYUAN CHEMICAL CO., LTD

NOTES TO AUDITED FINANCIAL STATEMENTS

Note 13 — RISKS

a.	Credit risk

The Company’s deposits are made with banks located in the PRC. The deposits are made with banks located in the PRC that do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

b.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

c.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

Note 14 — SUBSEQUENT EVENTS

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence concerning conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence concerning conditions that did not exist at the date of the balance sheet but arose after that date. The Company has evaluated subsequent events from December 31, 2020, through the date the financial statements were available to be issued, and has determined that there were no material subsequent events that require disclosure.